Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Patriot Coal Corporation of our reports dated February 19, 2007 and March 23, 2006 relating to the financial statements of KE Ventures, LLC as of and for the years ended December 31, 2006, 2005, and 2004, which appear in Patriot Coal Corporation’s Registration Statement on Form 10, as amended.
PricewaterhouseCoopers LLP
Charlotte, North Carolina
October 30, 2007